UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000

Tempe,  AZ  85281

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 12, 2022, NortonLifeLock Inc., a Delaware corporation (the “Company”), completed its previously announced combination (the “Merger”) with Avast plc, a company incorporated in England and Wales (“Avast”).

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2022, the Company, in connection with the Merger, entered into the Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer, and each lender from time to time party thereto.

The Credit Agreement consists of (i) a $1,500 million revolving credit facility (the “Revolving Facility”), (ii) a $3,910 million term loan A facility (the “Term A Facility”) and (iii) a $3,690 million term loan B facility (the “Term B Facility”). The Credit Agreement provides that the Company has the right at any time, subject to customary conditions, to request incremental revolving commitments and incremental term loans up to an unlimited amount, subject to certain customary conditions precedent and other provisions. The lenders under these facilities will not be under any obligation to provide any such incremental loans or commitments.

The loans under the Revolving Facility and Term A Facility will bear interest, at the Company’s option, at either a rate equal to (x) the bank’s base rate plus a margin based on the better of (i) the debt rating of the Company’s non-credit-enhanced, senior unsecured long-term debt (the “Debt Rating”) and (ii) the ratio of consolidated funded debt to consolidated EBITDA (the “Total Leverage Ratio”) of the Company or (y) the secured overnight financing rate (“SOFR”), plus a credit spread adjustment plus a margin based on (i) the Debt Rating and (ii) the Total Leverage Ratio of the Company (the “Adjusted SOFR Rate”). The loans under the Term B Facility will bear interest, at the Company’s option, at either a rate equal to (x) the bank’s base rate plus a 1.00% margin or (y) SOFR, plus a credit spread adjustment plus a 2.00% margin (the “Term B Adjusted SOFR Rate”). Under the terms of the Credit Agreement, the Company may select an interest period of one, three or six months for each loan if the Adjusted SOFR Rate or Term B Adjusted SOFR Rate is chosen.

The Company may voluntarily prepay outstanding loans under the Revolving Facility and Term A Facility at any time without premium or penalty. Prior to the six month anniversary of the closing date of the Merger (the “Closing Date”), any voluntary prepayment by the Company of loans under the Term B Facility made in connection with a Repricing Transaction (as defined in the Credit Agreement) is subject to a 1.00% prepayment premium. On and after the six month anniversary of the Closing Date, the Company may voluntarily prepay outstanding loans under the Term B Facility at any time without premium or penalty. Voluntary prepayments under the Credit Agreement may be applied as directed by the Company.

The Revolving Facility will mature five years from the Closing Date, and will have no amortization. The Term A Facility will mature five years from the Closing Date, and will amortize in equal quarterly installments in aggregate annual amounts equal to 5.00% of the original principal amount for the entire term of such facility. The Term B Facility will mature seven years from the Closing Date, and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount for the entire term of such facility.

The obligations under the Credit Agreement are (i) guaranteed by certain material domestic subsidiaries of the Company and (ii) secured by a first priority security interest in substantially all tangible and intangible personal property of the Company and each guarantor (subject to certain exclusions).

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants. Each of the Revolving Facility and Term A Facility will be subject to a covenant that the Company maintain a Total Leverage Ratio that is less than or equal to (i) 6.00:1.00 from the Closing Date through the last day of the fourth full fiscal quarter following the Closing Date, (ii) 5.75:1.00 following the last day of the fourth fiscal quarter after the Closing Date through the last day of the eighth full fiscal quarter following the Closing Date and (iii) 5.25:1.00 for each fiscal quarter thereafter; provided that such maximum Total Leverage Ratio will increase to 5.75:1.00 for the four fiscal quarters ending immediately after the consummation of a Material Acquisition (as defined in the Credit Agreement) decreasing to 5.25:1.00 thereafter. In addition, the Credit Agreement contains customary events of default (subject in certain instances to the Company’s right to cure) under which the Company’s payment obligations may be accelerated, including, among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of certain covenants, payment and acceleration cross defaults with certain other indebtedness, certain undischarged judgments, bankruptcy, insolvency or inability to pay debts, the occurrence of certain events related to the Employee Retirement Income Security Act of 1974, as amended, and the Company experiencing a change of control described in the Credit Agreement.

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The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached as Exhibit A to Exhibit 10.01 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above in the Introductory Note, on September 12, 2022, the Company completed the Merger. The Merger was effected by means of a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme”).

On August 10, 2021, the Company issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing that the board of directors of the Company (the “Board”) and the board of directors of Avast had reached an agreement on the terms of a recommended combination of Avast with the Company in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a company incorporated in England and Wales and a wholly-owned subsidiary of the Company, for the entire issued and to be issued ordinary share capital of Avast. Under the terms of the Merger, Avast shareholders were entitled to elect to receive either: (i) $7.61 in cash and 0.0302 of a share of the Company’s common stock, par value $0.01 per share (a “Company Share”); or (ii) $2.37 in cash and 0.1937 of a Company Share. On a provisional basis (and prior to the calculation of the amount of GBP consideration due pursuant to the currency conversion facility), the aggregate consideration due pursuant to the Merger comprises 94,201,223 Company Shares and cash consideration of approximately $5,970,761,620.

On September 12, 2022, admission to trading of Avast shares on the London Stock Exchange was suspended. It is expected that trading of Avast shares on the London Stock Exchange will be canceled with effect from 8:00 A.M. BST on September 13, 2022. The commencement of trading of the Company Shares issued in connection with the Merger on The Nasdaq Stock Market is scheduled to take effect on September 13, 2022.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Rule 2.7 Announcement for the Merger, which was filed as Exhibit 2.01 to the Company’s Current Report on Form 8-K filed on August 10, 2021, and the Amendment and Restatement Agreement, dated as of July 15, 2022, among the Company, Bidco and Avast, which was filed as Exhibit 2.01 to the Company’s Current Report on Form 8-K filed on July 18, 2022, and which are each incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, the Company will issue 94,201,223 Company Shares as part of the consideration in the Merger. The shares will be issued in reliance on the exemption from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Merger, with effect from the end of the Company’s annual general meeting to be held on September 13, 2022, the Company will expand the size of its Board from 9 to 10 members and appoint Ondrej Vlček and Pavel Baudiš to the Board. In addition, Mr. Vlček was appointed President of the combined Company. As previously announced, Vincent Pilette will be the Chief Executive Officer of the combined Company.

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Mr. Vlček, age 45, served as Avast’s chief executive officer from July 2019 through the completion of the Merger. From November 2018 through June 2019, Mr. Vlček was the president of Avast’s Consumer business unit. Prior to this, he served as the EVP and GM of the Consumer business unit from October 2016 through October 2018, and was the COO and CTO of the same company from April 2014 through September 2016. Since October 2018, he has also been a member of the Forbes Technology Council. Mr. Vlček holds a masters of sciences in mathematical modeling from Czech Technical University in Prague.

In connection with Mr. Vlček’s service as the President of the combined Company, the Company anticipates entering into an agreement with Mr. Vlček whereby Mr. Vlček will receive an annual base salary of approximately $700,000. He will also be eligible to participate in the Company’s Executive Annual Incentive Plan and is expected to have an annual bonus target of approximately 100% of his annual base salary. The Company expects to grant Mr. Vlček a long-term incentive equity award for fiscal year 2023 with an aggregate fair value of $7,000,000. The award is expected to be comprised of 60% performance-based restricted stock units (“PRUs”) and 40% time-based restricted stock units (“RSUs”). The PRU portion of the award is expected to vest in full upon the completion and achievement of the applicable performance targets during the three-year performance period ending on April 4, 2025. The RSUs are expected to have a three-year vesting provision, with 33% of the shares vesting approximately one year from the grant date, 33% vesting approximately two years from the grant date and 34% vesting approximately three years from the grant date. In addition, the Company expects to grant Mr. Vlček an equity award under the Company’s Value Creation Program (“VCP”) with an aggregate fair value of approximately $7,000,000. The award is expected to be comprised of 100% performance-based restricted stock units (“VCP PRUs”). The VCP PRUs will vest based upon the Company’s share price appreciation, as measured against certain price targets and subject to the achievement of certain relative TSR threshold targets, in each case, as measured on the last day of fiscal year 2026, or April 3, 2026. The RSUs, PRUs and VCP PRUs will be subject to the standard terms and conditions of the Company’s RSU, PRU and VCP PRU award agreements.

In connection with Mr. Baudiš’ service as a member of the Board, he will receive substantially similar compensation to that paid by the Company to its non-employee directors as disclosed in the Company’s 2022 Proxy Statement, filed with the U.S. Securities and Exchange Commission on August 3, 2022.

Item 8.01.	Other Events.

Press Release Announcing Completion of the Merger

On September 12, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing of Senior Notes Offering

On September 8, 2022, the Company priced its private offering of $1,500,000,000 aggregate principal amount of senior notes, consisting of its 6.750% Senior Notes due 2027 in an aggregate principal amount of $900,000,000 and its 7.125% Senior Notes due 2030 in an aggregate principal amount of $600,000,000 (collectively, the “Senior Notes”). The size of the offering was increased from the previously announced $1,200,000,000 in aggregate principal amount. Settlement of the offering is expected to occur on or about September 19, 2022, subject to customary closing conditions.

This Current Report is neither an offer to sell nor a solicitation of an offer to buy the Senior Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

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Avast’s audited consolidated financial statements as of and for each of the years ended December 31, 2021 and 2020 and notes related thereto and the related reports of Ernst & Young LLP, Avast’s independent auditors, are incorporated by reference as Exhibit 99.02.

Avast’s unaudited condensed consolidated financial statements as of and for each of the six months ended June 30, 2022 and 2021 and notes related thereto are incorporated by reference as Exhibit 99.03.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company giving effect to the acquisition of Avast, which includes the unaudited pro forma condensed combined statement of financial position as of July 1, 2022 and the unaudited pro forma condensed combined statement of comprehensive income for the year ended April 1, 2022 and the three months ended July 1, 2022, and the notes related thereto are incorporated by reference as Exhibit 99.04.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description
2.01	Rule 2.7 Announcement (incorporated by reference to Exhibit 2.01 of the Company’s Current Report on Form 8-K filed on August 10, 2021).
2.02	Amendment and Restated Agreement, dated as of July 15, 2022, by and between the Company, Bidco and Avast (incorporated by reference to Exhibit 2.01 to the Company’s Current Report on Form 8-K filed on July 18, 2022).
10.01*	Restatement Agreement, dated as of September 12, 2022, by and among the Company, the other Loan Parties thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as term loan administrative agent and collateral agent under the Existing Credit Agreement, Wells Fargo Bank, National Association, as revolver administrative agent under the Existing Credit Agreement, and Bank of America, N.A., in its capacity as Successor Administrative Agent.
99.01	Press release dated September 12, 2022.
99.02	The historical audited consolidated financial statements and financial statement schedule of Avast as of and for each of the years ended December 31, 2021 and 2020, the notes related thereto and the related reports of Ernst & Young LLP, Avast plc’s independent auditors (incorporated by reference to Exhibit 99.5 of the Company’s Current Report on Form 8-K filed on September 7, 2022).
99.03	The historical unaudited condensed consolidated financial statements and financial statement schedule of Avast as of and for each of the six months ended June 30, 2022 and 2021, and the notes related thereto (incorporated by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K filed on September 7, 2022).

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99.04	Unaudited pro forma condensed combined financial information of NortonLifeLock Inc. giving effect to the acquisition of Avast plc, which includes the unaudited pro forma condensed combined statement of financial position as of July 1, 2022 and the unaudited pro forma condensed combined statement of comprehensive income for the year ended April 1, 2022 and the three months ended July 1, 2022, and the notes related thereto (incorporated by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K filed on September 7, 2022).
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

* Certain schedules and similar attachments to the exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: September 12, 2022	By:	/s/ Bryan Ko
Bryan Ko Chief Legal Officer and Corporate Secretary

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